Page 1 of 3 pages

                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 14, 1998

                       SOUTHWARD VENTURES DEPOSITARY TRUST
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             (Exact Name of Registrant as Specified in its Charter)

           FLORIDA                        2-77085               59-6737200
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(State or other Jurisdiction of         (Commission         (I.R.S. Employer
 Incorporation or Organization)         File Number)       Identification No.)

                          C/O GINO J. DIMARCO, TRUSTEE
                  2900 HIGH RIDGE ROAD, BOYNTON BEACH, FLORIDA 33426
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                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code   (561) 582-2755


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                                                               Page 2 of 3 Pages

                                     ITEM I

                        CHANGES IN CONTROL OF REGISTRANT

         On December 14, 1998, a Purchase and Sales Agreement (hereinafter referred to as the "Agreement") was executed by Pentelle Investments Inc. and T.D. Fender, who is the sole Shareholder and President of Southward Acquisition Corporation. Southward Acquisition Corporation is the owner of 21,103 units of beneficial interest of the Registrant which constitutes 73.44% of its outstanding post-exchange units (assuming all unit holders entitled to complete the exchange program eventually do so). The Agreement provides for the sale of the units of beneficial interest owned by Southward Acquisition Corporation for a purchase price of $1,000,000. Although the ownership of the units of beneficial interest transferred at the time of the closing on December 14, 1998, all of the units of beneficial interest are subject to a Pledge and Escrow Agreement until the entire purchase price is paid on or before January 14, 1999.

         Accordingly, a change of control of the Registrant has now occurred subject to the provisions of the Agreement and the Pledge and Escrow Agreement.

                                    EXHIBITS

                                      None


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                                                               Page 3 of 3 Pages

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            SOUTHWARD VENTURES DEPOSITARY TRUST
                                                         (Registrant)

                                            BY:   /s/ GINO J. DIMARCO, TRUSTEE
                                                --------------------------------
                                                  GINO J. DiMARCO, Trustee

Dated:   December 21, 1998